Exhibit 10.4

CONSENT AND REAFFIRMATION OF GUARANTY

In order to induce Bank of America, N.A. (“Bank”) to enter into that certain First Amendment dated as of June 19, 2006 (the “Amendment”) to that certain Amended and Restated Credit Agreement dated as of June 30, 2004 between the Bank and California Pizza Kitchen, Inc. (“Borrower”), the undersigned (i) consents to said Amendment, (ii) agrees that nothing contained in the Amendment shall diminish, alter, amend or effect the obligations of the undersigned under that certain Master Subsidiary Guaranty dated as of December 15, 2000 (“Guaranty”) in favor of Bank, and (iii) confirms that such Guaranty remains in full force and effect and reaffirms the same.

Dated: June 19, 2006	CPK MANAGEMENT COMPANY

	By:	/s/ Todd B. Slayton
	Name:	Todd B. Slayton
	Title:	Assistant Secretary